                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828;
2-90702; 33-18202; 33-55986; 33-56101; 33-26241; 33-34000; 33-56151; 333-18627;
33-39228; 33-56125; 333-70835; 33-60266; 33-65364; 33-59431; 333-18617;
333-21167; 333-35519; 333-40239; 333-50969; and 333-62183) and the Registration
Statement on Form S-3 of Ecolab Inc. (Registration No. 333-14771) of our report dated January 23, 1998 relating to the combined balance sheets of Henkel-Ecolab Joint Venture as of November 30, 1997, and 1996, and the related combined statements of income, equity and cash flows for each of the periods beginning December 1, 1997 and 1996 and ended November 30, 1997 and 1996, and related schedule, which report appears in the December 31, 1998, annual report on Form 10-K of Ecolab Inc. We also consent to the references to our firm under the caption "Interests of Named Experts and Counsel" or "Incorporation of Documents by Reference" in certain Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 33-56101; 33-56151; 33-56125; 33-59431; 333-18617; 333-18627; 333-21167; 333-35519; 333-40239; 333-50969;
333-62183 and 333-70835) and under the caption "Experts" in the Registration Statement on Form S-3 of Ecolab Inc. (Registration No. 333-14771).

Dusseldorf, Germany

March 29, 1999

KPMG Deutsche Treuhand-Gesselschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



/s/Stefan Haas                      /s/Bernhard Momken
--------------------                ----------------------
Stefan Haas                         Bernhard Momken
Wirtschaftsprufer                   Wirtschaftsprufer